Exhibit 99.2

Contact:	FOR RELEASE:
Tyler H. Rose	October 29, 2012
Executive Vice President and Chief Financial Officer

(310) 481-8484 or

Michelle Ngo
Vice President and Treasurer
(310) 481-8581

KILROY REALTY CORPORATION REPORTS

THIRD QUARTER FINANCIAL RESULTS

LOS ANGELES, October 29, 2012 - Kilroy Realty Corporation (NYSE: KRC) today reported financial results for its third quarter ended September 30, 2012, with a net loss available to common stockholders of $2.8 million, or $0.04 per share, compared to net income available to common stockholders of $10.2 million, or $0.17 per share, in the third quarter of 2011. Revenues from continuing operations in the third quarter totaled $104.3 million, up from $86.4 million in the prior year’s third quarter. Funds from operations (FFO) for the period totaled $43.1 million, or $0.57 per share, compared to $33.9 million, or $0.56 per share, in the year-earlier period. Net loss available to common stockholders and FFO for the third quarter of 2012 included a one-time, non-cash charge of approximately $2.1 million, or $0.03 per share, in conjunction with the redemption of all of the company’s Series A Cumulative Redeemable Preferred Units.

Results for the third quarter of 2012 include $0.01 per share of acquisition-related expenses and also reflect the company’s public offering of 5.75 million shares of common stock sold at a price of $46.10 per share, which closed on August 13, 2012. Net loss available to common stockholders in the third quarter of 2012 also included an increase in depreciation and amortization expense of approximately $10.8 million attributable to depreciation and amortization for the company’s recent acquisition properties.

For the first nine months of 2012, KRC reported net income available to common stockholders of $64.0 million, or $0.92 per share, compared to $10.9 million, or $0.18 per share, in the first nine months of 2011. Revenues from continuing operations in the nine-month period totaled $293.8 million, up from $243.4 million in the same period of 2011. FFO for the first nine months of 2012 totaled $115.6 million, or $1.61 per share, compared to $95.6 million, or $1.62 per share, in the same period of 2011. Net income in the first nine months of 2012 included approximately $72.8 million of net gains from property dispositions. All per share amounts in this report are presented on a diluted basis.

KRC also announced that it has entered into agreements to sell its entire Orange County industrial portfolio and five additional Southern California office buildings. The transactions are expected to close by year-end 2012, subject to customary closing conditions. Accordingly, these assets have been reclassified as properties held for sale and their financial results are accounted for as discontinued operations in the 2012 third-quarter and nine-month financial statements.

At September 30, 2012, the company’s stabilized portfolio, encompassing approximately 12.7 million square feet of office space located in greater Seattle, the San Francisco Bay Area, Los Angeles, Orange County and San Diego, was 91.1% occupied.

As previously announced, KRC completed three operating property acquisitions since the end of the second quarter: Skyline Tower, a 24-story Class A office building in Bellevue, Washington; Sunset Media Center, a 22-story Class A office building in Hollywood; and Tribeca West, a three-story entertainment-oriented office building in West Los Angeles.

In addition, the company completed the acquisition of three development opportunities: 333 Brannan Street, a development site in San Francisco’s SOMA district; Columbia Square, an historic 4.7 acre media campus in Hollywood; and 350 Mission Street, a development site in San Francisco’s South of Market financial district.

Details of all these transactions are available in the News section on the company’s website.

Since the beginning of 2012, KRC has completed the purchase of 13 office buildings in six transactions aggregating approximately 1.7 million square feet of space for an aggregate purchase price of approximately $645 million. The company also has added four individual projects to its development and redevelopment pipeline, acquiring the four projects for an aggregate purchase price of approximately $210 million. The company estimates that its total investment, including land, in these four development and redevelopment projects will aggregate approximately $846 million.

“KRC continues to build the breadth, diversity, value and financial strength of its West Coast real estate operations,” said John Kilroy, Jr., the company’s president and chief executive officer. “We’re leveraging the expertise and local knowledge of our talented management team to acquire top quality properties and development opportunities in the West Coast’s most economically vibrant markets. We’re also pursuing an active disposition program to generate capital from the sale of non-strategic assets and maintain a conservatively leveraged balance sheet in what remains a highly volatile business environment.”

KRC management will discuss updated earnings guidance for fiscal 2012 during the company’s October 31, 2012 earnings conference call. The call will begin at 10:00 a.m. Pacific Time and last approximately one hour. Those interested in listening via the Internet can access the conference call at http://www.kilroyrealty.com. Please go to the website 15 minutes before the call and register. It may be necessary to download audio software to hear the conference call. Those interested in listening via telephone can access the conference call at (888) 680-0879 reservation # 76348175. A replay of the conference call will be available via phone through November 7, 2012 at (888) 286-8010, reservation # 10454808, or via the Internet at the company’s website.

About Kilroy Realty Corporation. Kilroy Realty Corporation, a member of the S&P Small Cap 600 Index, is a real estate investment trust active in the office and industrial property sectors along the West Coast. For over 60 years, the company has owned, developed, acquired and managed real estate assets primarily in the coastal regions of Los Angeles, Orange County, San Diego, greater Seattle and the San Francisco Bay Area. At September 30, 2012, the company’s stabilized office portfolio encompassed 12.7 million rentable square feet and its held for sale portfolio encompassed 3.7 million rentable square feet of office and industrial space. More information is available at http://www.kilroyrealty.com.

Forward-Looking Statements. This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on our current expectations, beliefs and assumptions, and are not guarantees of future performance. Forward-looking statements are inherently subject to uncertainties, risks, changes in circumstances, trends and factors that are difficult to predict, many of which are outside of our control. Accordingly, actual performance, results and events may vary materially from those indicated in forward-looking statements, and you should not rely on forward-looking statements as predictions of future performance, results or events. Numerous factors could cause actual future performance, results and events to differ materially from those indicated in forward-looking statements, including, among others, risks associated with: investment in real estate assets, which are illiquid; trends in the real estate industry; significant competition, which may decrease the occupancy and rental rates of properties; the ability to successfully complete acquisitions and dispositions on announced terms; the ability to successfully operate acquired properties; the availability of cash for distribution and debt service and exposure of risk of default under debt obligations; adverse changes to, or implementations of, applicable laws, regulations or legislation; and the ability to successfully complete development and redevelopment projects on schedule and within budgeted amounts. These factors are not exhaustive. For a discussion of additional factors that could materially adversely affect our business and financial performance, see the factors included under the caption “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2011 and our other filings with the Securities and Exchange Commission. All forward-looking statements are based on information that was available, and speak only, as of the date on which they are made. We assume no obligation to update any forward-looking statement made in this press release that becomes untrue because of subsequent events, new information or otherwise, except to the extent required in connection with ongoing requirements under Federal securities laws.

KILROY REALTY CORPORATION

SUMMARY QUARTERLY RESULTS

(unaudited, in thousands, except per share data)

	Three Months Ended September 30, 2012	Three Months Ended September 30, 2011	Nine Months Ended September 30, 2012	Nine Months Ended September 30, 2011
Revenues from continuing operations	$104,293	$86,399	$293,800	$243,371

Revenues including discontinued operations	$111,375	$97,806	$315,712	$277,995

Net (loss) income available to common stockholders(1)	$(2,753)	$10,195	$63,988	$10,912

Weighted average common shares outstanding - basic	71,889	58,355	67,975	56,136
Weighted average common shares outstanding - diluted	71,889	58,355	67,975	56,136

Net (loss) income available to common stockholders per share - basic (1)	$(0.04)	$0.17	$0.92	$0.18
Net (loss) income available to common stockholders per share - diluted (1)	$(0.04)	$0.17	$0.92	$0.18

Funds From Operations (1), (2), (3)	$43,142	$33,878	$115,641	$95,648

Weighted average common shares/units outstanding - basic (4)	74,850	61,015	70,830	58,774
Weighted average common shares/units outstanding - diluted (4)	76,185	61,017	71,953	58,961

Funds From Operations per common share/unit - basic (1), (4)	$0.58	$0.56	$1.63	$1.63
Funds From Operations per common share/unit - diluted (1), (4)	$0.57	$0.56	$1.61	$1.62

Common shares outstanding at end of period:			74,693	58,464
Common partnership units outstanding at end of period			1,827	1,718

Total common shares and units outstanding at end of period			76,520	60,182

			September 30, 2012	September 30, 2011
Stabilized office portfolio occupancy rates:(5)
Los Angeles and Ventura Counties			94.3%	84.1%
San Diego County			87.8%	92.6%
Orange County			95.6%	91.4%
San Francisco Bay Area			92.0%	95.4%
Greater Seattle			93.2%	90.2%

Weighted average total			91.1%	90.6%

Total square feet of stabilized office properties owned at end of period:(5)
Los Angeles and Ventura Counties			3,038	2,976
San Diego County			5,183	5,435
Orange County			497	541
San Francisco Bay Area			2,211	1,732
Greater Seattle			1,727	890

Total			12,656	11,574

(1)	Net (Loss) Income Available to Common Stockholders includes a net gain on dispositions of discontinued operations of $72.8 million for the nine months ended September 30, 2012. In addition, Net (Loss) Income Available to Common Stockholders and Funds from Operations for the nine months ended September 30, 2012 include a non-cash charge of $7.0 million related to the original issuance cost of the Series E and F Preferred Stock that were redeemed on April 16, 2012 and the Series A Preferred Units that were redeemed on August 17, 2012.
(2)	Reconciliation of Net (Loss) Income Available to Common Stockholders to Funds From Operations and management statement on Funds From Operations are included after the Consolidated Statements of Operations.
(3)	Reported amounts are attributable to common stockholders and common unitholders.
(4)	Calculated based on weighted average shares outstanding including participating share-based awards and assuming the exchange of all common limited partnership units outstanding.
(5)	Occupancy percentages and total square feet reported are based on the Company’s stabilized office portfolio for the period presented. Occupancy percentages and total square feet shown for September 30, 2011 include the office properties held for sale at September 30, 2012.

KILROY REALTY CORPORATION CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands)

	September 30, 2012	December 31, 2011
ASSETS
REAL ESTATE ASSETS:
Land and improvements	$562,071	$537,574
Buildings and improvements	3,169,224	2,830,310
Undeveloped land and construction in progress	668,058	430,806

Total real estate held for investment	4,399,353	3,798,690
Accumulated depreciation and amortization	(725,728)	(742,503)

Total real estate held for investment, net	3,673,625	3,056,187

Real estate assets and other assets held for sale, net	166,019	84,156
Cash and cash equivalents	16,113	4,777
Restricted cash	5,884	358
Marketable securities	6,812	5,691
Current receivables, net	7,113	8,395
Deferred rent receivables, net	110,128	101,142
Deferred leasing costs and acquisition-related intangible assets, net	187,307	155,522
Deferred financing costs, net	18,442	18,368
Prepaid expenses and other assets, net	24,398	12,199

TOTAL ASSETS	$4,215,841	$3,446,795

LIABILITIES, NONCONTROLLING INTEREST AND EQUITY
LIABILITIES:
Secured debt	$520,867	$351,825
Exchangeable senior notes, net	162,885	306,892
Unsecured debt, net	1,130,814	980,569
Unsecured line of credit	27,000	182,000
Accounts payable, accrued expenses and other liabilities	127,472	81,713
Accrued distributions	28,845	22,692
Deferred revenue and acquisition-related intangible liabilities, net	120,407	79,781
Rents received in advance and tenant security deposits	31,728	26,917
Liabilities and deferred revenue of real estate assets held for sale	4,455	13,286

Total liabilities	2,154,473	2,045,675

NONCONTROLLING INTEREST:
7.45% Series A Cumulative Redeemable Preferred units of the Operating Partnership	—	73,638

EQUITY:
Stockholders’ Equity
7.80% Series E Cumulative Redeemable Preferred stock	—	38,425
7.50% Series F Cumulative Redeemable Preferred stock	—	83,157
6.875% Series G Cumulative Redeemable Preferred stock	96,155	—
6.375% Series H Cumulative Redeemable Preferred stock	96,256	—
Common stock	747	588
Additional paid-in capital	2,114,774	1,448,997
Distributions in excess of earnings	(288,765)	(277,450)

Total stockholders’ equity	2,019,167	1,293,717

Noncontrolling Interest
Common units of the Operating Partnership	42,201	33,765

Total equity	2,061,368	1,327,482

TOTAL LIABILITIES, NONCONTROLLING INTEREST AND EQUITY	$4,215,841	$3,446,795

KILROY REALTY CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in thousands, except per share data)

	Three Months Ended September 30, 2012	Three Months Ended September 30, 2011	Nine Months Ended September 30, 2012	Nine Months Ended September 30, 2011
REVENUES:
Rental income	$95,405	$79,673	$268,228	$223,853
Tenant reimbursements	8,665	6,387	23,947	17,382
Other property income	223	339	1,625	2,136

Total revenues	104,293	86,399	293,800	243,371

EXPENSES:
Property expenses	21,871	18,132	57,906	49,091
Real estate taxes	9,312	7,352	25,138	21,941
Provision for bad debts	—	144	2	265
Ground leases	859	503	2,276	1,266
General and administrative expenses	8,727	6,355	26,745	20,355
Acquisition-related expenses	556	1,163	3,897	2,829
Depreciation and amortization	44,109	33,275	116,832	88,969

Total expenses	85,434	66,924	232,796	184,716

OTHER (EXPENSES) INCOME:
Interest income and other net investment gains	330	30	703	272
Interest expense	(19,854)	(22,896)	(60,172)	(62,671)

Total other (expenses) income	(19,524)	(22,866)	(59,469)	(62,399)

(LOSS) INCOME FROM CONTINUING OPERATIONS	(665)	(3,391)	1,535	(3,744)

DISCONTINUED OPERATIONS:
Income from discontinued operations	3,187	5,126	9,127	13,818
Net gain on dispositions of discontinued operations	—	12,555	72,809	12,555

Total income from discontinued operations	3,187	17,681	81,936	26,373

NET INCOME	2,522	14,290	83,471	22,629

Net loss (income) attributable to noncontrolling common units of the Operating Partnership	67	(296)	(1,708)	(320)

NET INCOME ATTRIBUTABLE TO KILROY REALTY CORPORATION	2,589	13,994	81,763	22,309

PREFERRED DISTRIBUTIONS AND DIVIDENDS:
Distributions on noncontrolling cumulative redeemable preferred units of the Operating Partnership	(747)	(1,397)	(3,541)	(4,191)

Preferred dividends	(2,533)	(2,402)	(7,254)	(7,206)

Original issuance costs of redeemed preferred stock and preferred units	(2,062)	—	(6,980)	—

Total preferred distributions and dividends	(5,342)	(3,799)	(17,775)	(11,397)

NET (LOSS) INCOME AVAILABLE TO COMMON STOCKHOLDERS	$(2,753)	$10,195	$63,988	$10,912

Weighted average common shares outstanding - basic	71,889	58,355	67,975	56,136
Weighted average common shares outstanding - diluted	71,889	58,355	67,975	56,136

Net (loss) income available to common stockholders per share - basic	$(0.04)	$0.17	$0.92	$0.18

Net (loss) income available to common stockholders per share - diluted	$(0.04)	$0.17	$0.92	$0.18

KILROY REALTY CORPORATION FUNDS FROM OPERATIONS

(unaudited, in thousands, except per share data)

	Three Months Ended September 30, 2012	Three Months Ended September 30, 2011	Nine Months Ended September 30, 2012	Nine Months Ended September 30, 2011
Net (loss) income available to common stockholders	$(2,753)	$10,195	$63,988	$10,912

Adjustments:
Net (loss) income attributable to noncontrolling common units of the Operating Partnership	(67)	296	1,708	320
Depreciation and amortization of real estate assets	45,962	35,942	122,754	96,971
Net gain on dispositions of discontinued operations	—	(12,555)	(72,809)	(12,555)

Funds From Operations (1)	$43,142	$33,878	$115,641	$95,648

Weighted average common shares/units outstanding - basic	74,850	61,015	70,830	58,774
Weighted average common shares/units outstanding - diluted	76,185	61,017	71,953	58,961
Funds From Operations per common share/unit - basic (2)	$0.58	$0.56	$1.63	$1.63

Funds From Operations per common share/unit - diluted (2)	$0.57	$0.56	$1.61	$1.62

(1)	The company calculates FFO in accordance with the White Paper on FFO approved by the Board of Governors of NAREIT. The White Paper defines FFO as net income or loss calculated in accordance with GAAP, excluding extraordinary items, as defined by GAAP, gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustment for unconsolidated partnerships and joint ventures.

Management believes that FFO is a useful supplemental measure of the company’s operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of the company’s activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of the company’s operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, the company’s FFO may not be comparable to all other REITs.

Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, management believes that FFO along with the required GAAP presentations provides a more complete measurement of the company’s performance relative to its competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide.

However, FFO should not be viewed as an alternative measure of the company’s operating performance since it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of the company’s properties, which are significant economic costs and could materially impact the company’s results from operations.

(2)	Reported amounts are attributable to common stockholders and common unitholders.